UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — February 4, 2015

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James L. Fox and Gregory A. Smith to Board of Directors

On February 4, 2015, the Board of Directors of Envestnet, Inc. (the “Company”) appointed James L. Fox and Gregory L. Smith as directors of the Company and members of each of the Audit Committee and Nominating and Governance Committee to serve until the 2015 annual meeting of stockholders. There is no arrangement or understanding under which Mr. Fox or Mr. Smith was appointed to our Board. There are no transactions, with respect to Mr. Fox or Mr. Smith reportable under Item 404(e) of Regulation S-K.

Mr. Fox has an extensive career in the financial services industry, having most recently retired as Non-Executive Chairman of FundQuest, Inc., upon its acquisition by the Company, effective December 2011 after serving in that role since September 2010 and prior to that, as President and Chief Executive Officer starting in October, 2005. Mr. Fox has over 30 years of senior executive experience with The BISYS Group, Inc. and First Data Corporation starting in 1989 and currently serves on two additional boards in different industries. He is a Director and Chairman of the Audit Committee for kgb, Inc. and a Director of Ultimus Financial Solutions, LLC. He previously served on the boards of two former public companies, FX Alliance (NYSE: FX) and Rock of Ages Corporation (NASDAQ: ROAC), as well as several private companies.

Mr. Smith currently is an Executive-in-Residence and Lecturer at the University of Wisconsin-Milwaukee’s Lubar School of Business, as well as Managing Partner of Barnett Management Advisors, LLC. Prior to joining UWM, Mr. Smith served as Senior Vice President and Chief Financial Officer of the Marshall & Ilsley Corporation and M&I Bank from 2006 until the company’s sale to BMO Harris Bank in 2011. Prior to joining Marshall & Ilsley, Mr. Smith held progressively senior roles during a 16 year Wall Street investment banking career, including six years as a Managing Director. He is currently a Director of The Church Mutual Insurance Company. He is also a board member of the University School of Milwaukee, Milwaukee Symphony Orchestra and the Milwaukee County Pension Fund.

Each will receive compensation for service on our Board of Directors and its committees in accordance with our standard compensatory arrangement for non-employee directors. 2015 compensation will be prorated to reflect length of service in 2015. A description of these arrangements is set forth in the proxy statement for our 2014 annual meeting of stockholders (“Proxy Statement”) under the heading “Corporate Governance — Director Compensation.”

A copy of the Company’s press release announcing the appointment of Mr. Fox and Mr. Smith to the Board is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Resignation of Gates Hawn from Board of Directors

The Company also accepted the resignation of Gates Hawn, from the Board of Directors effective February 4, 2015. As set forth in the Proxy Statement under the heading “Proposal No. 1: Election of Directors — General,” Mr. Hawn had informed the Company of his desire to retire from the Board of Directors. In addition, he agreed that he would stand for re-election to the Board and serve until a successor was identified.    Mr. Hawn has served on Envestnet’s Board since 2004. Mr. Hawn’s resignation is not due to any disagreement with the Company regarding any matters relating to the Company’s operations, policies or practices.

Appointment of Charles Roame as Chairman of Nominating and Governance Committee

Concurrently with the resignation of Mr. Hawn, the Board announced that Charles Roame has been appointed to serve as the Chair of the Nominating and Corporate Governance Committee.

Adoption of Deferred Compensation Plans

On February 9, 2015 Envestnet, Inc. (the “Company”) adopted (i) the Envestnet, Inc. Executive Deferred Compensation Plan (the “Executive Plan”) and (ii) the Envestnet, Inc. Director Deferred Compensation Plan (the “Director Plan,” and, collectively with the Executive Plan, the “Deferred Compensation Plans”), each to be effective March 1, 2015. Each Deferred Compensation Plan is an unfunded deferred compensation plan that is intended to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The Executive Plan is intended to provide deferred compensation benefits to a select group of highly compensated or management employees of the Company. The Director Plan will provide deferred compensation benefits to non-employee directors of the Company. Persons eligible to participate in the Deferred Benefit Plans are called “Participants.”

Under the Executive Plan, Participants have the opportunity to elect to defer receipt of up to 90% of their base salary and bonus. Under the Director Plan, Participants have the opportunity to defer receipt of up to 90% of their cash compensation received for services rendered as a member of the Board of Directors of the Company.

Amounts deferred by a Participant under either of the Deferred Compensation Plans will be credited to a deferral account that will be used to determine the amounts to be paid to the

Participant under such Deferred Compensation Plan. The deferral account represents an unfunded, unsecured promise by the Company to pay such amounts in the future, and does not represent ownership of, or any ownership interest in, any particular assets of the Company. Participants will at all times be fully vested in all deferral contributions and earnings thereon.

The value of a Participant’s deferral contribution account will be periodically adjusted to reflect deemed earnings, gains and losses in accordance with the hypothetical investments chosen by the Participant from a list of measurement funds designated by the administrator of such Deferred Compensation Plan. The Deferred Compensation Plans permit the administrator to designate common stock of the Company as a measurement fund. If the Company does not appoint an administrator for a Deferred Compensation Plan, the Company shall serve as administrator of such Deferred Compensation Plan. Participants may change their measurement fund allocations at any time, subject to reasonable administrative restrictions. The Company is not required to invest any assets to mirror participant investment allocations, but may elect to do so.

Each Participant may elect to have deferred amounts (as adjusted to reflect deemed earnings experience) distributed at either the Participant’s separation from service or upon or at a specified date. Distributions may be made in either a lump sum or up to 5 annual installments. Although elections to defer permitted amounts under the Deferred Compensation Plans are irrevocable, each Deferred Compensation Plan permits its Participants to change the time or form of the distribution of amounts deferred under the applicable plan, subject to limitations specified in such plan. Upon the death of an Eligible Participant prior to full distribution of his or her account balance, any remaining amounts are distributed in a lump sum.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

A copy of the Company’s press release announcing the election of Mr. Fox and Mr. Smith to the Board, the departure of Mr. Hawn from the Board and the appointment of Mr. Roame as Nominating and Governance Chair is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The Executive Plan is attached as Exhibit 10.1 to this Report and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

	By:	/s/ Peter D’Arrigo
		Name:	Peter D’Arrigo
		Title:	Chief Financial Officer

Date: February 10, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.1	Envestnet, Inc. Executive Deferred Compensation Plan

99.1	Press release, dated February 10, 2015, regarding the appointment of Jim Fox and Greg Smith, resignation of Gates Hawn and appointment of Charles Roame as Nominating and Governance Committee Chair.